CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated April 15, 2019, with respect to the financial statements of NAOS Holding LTD as of December 31, 2018 and 2017 and for the years then ended. We also consent to the reference to our firm under the heading "Experts" in such Registration Statement.

Pitagora Revisione S.r.l.

/s/ Roberto Seymandi

_______________________

Roberto Seymandi, Partner

Turin, Italy

September 13, 2019